Exhibit 99.1

Caravelle Group Co., Ltd, an Ocean Technology and Shipping Company, to Become Publicly Traded via Merger with Pacifico Acquisition Corp.

●·	Caravelle Group Co., Ltd (“Caravelle”) is an ocean technology company providing international shipping services and carbon-neutral solutions for wood desiccation.

●	Caravelle has developed and commercialized its CO-Tech solution, a novel approach toward shipping time, space, and the repurposing of engine heat and biproducts to reduce carbon emissions.

●	The business combination of Caravelle and Pacifico Acquisition Corp. (“Pacifico”) has a pro forma enterprise value of approximately $527 million.

●	Transaction expected to provide approximately $100 million of cash proceeds, including an anticipated $60 million PIPE and up to $58 million of cash held in the trust account of Pacifico assuming no redemptions by Pacifico stockholders.

●	Existing Caravelle shareholders will roll 100% of their equity into the combined company.

●	Transaction is expected to close in the fall of 2022 with the combined company expected to trade on the Nasdaq.

New York and Singapore, April 6, 2022 – Caravelle Group Co., Ltd (“Caravelle” or the “Company”), an ocean technology company providing international shipping services and a carbon-neutral solution for wood desiccation (the “CO-Tech solution”), announced today that it has entered into a definitive merger agreement with Pacifico Acquisition Corp. (Nasdaq: PAFO; “Pacifico”), a publicly traded special purpose acquisition company or SPAC. The transaction values the combined company at a pro forma enterprise value of approximately $527 million with existing Caravelle shareholders rolling over 100% of their equity into the combined company. The transaction is expected to provide approximately $100 million of cash proceeds, including an anticipated $60 million PIPE and up to $58 million of cash held in the trust account of Pacifico assuming no redemptions by Pacifico stockholders. These values exclude $350 million of earn-out shares that would be paid in common stock if applicable revenue-based requirements are met in 2023. Upon completion of the transaction, which is anticipated in the fall of 2022, the combined company will operate as Caravelle International Group and is expected to remain listed on Nasdaq.

Caravelle Overview

Caravelle is an ocean technology company providing international shipping services and carbon-neutral solutions for wood desiccation (the “CO-Tech solution”). The Company has developed and commercialized a novel approach toward shipping time, space, and the repurposing of engine heat and biproducts to reduce carbon emissions, relative to traditional onshore processing. In addition to its activities in timber transportation and desiccation, Caravelle has developed innovative, value-added solutions for wood fireproofing and the extraction of wood vinegar for use as an organic fertilizer. Caravelle’s ocean technologies encourage a carbon neutral future for the timber shipping and processing industry, while also recognizing sustainable profits.

Caravelle is dedicated to pursuing ESG-focused technologies and assisting developing countries with achieving their carbon neutrality goals. As global timber and lumber demand have increased, consuming an average of 3.7 billion m3 of wood per year, the environment has incurred a corresponding increase in carbon emissions. Over 1 billion m3 of wood is presently processed and then transported via ocean each year. Caravelle’s CO-Tech model is the only ocean drying technology in the timber shipping industry.

Caravelle is led by a management team with over 20 years of experience in the wood supply chain, industrial engineering, and the international shipping of timber and other commodities.

Management Comments

Dr. Guohua Zhang, CEO of Caravelle, welcomed the signing of the agreement between Pacifico and Caravelle, saying, “Being what we believe will be the first ocean-carbon neutral technology public company on Nasdaq, Caravelle hopes to jump start the ocean economy and carbon neutral technology into exponential growth, as well as achieve ESG goals in the ocean transportation industry.”

Mr. Edward Cong Wang, CEO of Pacifico commented, “The Pacifico team is excited to work with Caravelle as it continues to carry out its goal, which began more than five years ago. Our respective teams believe that today’s success necessitates alignment with secular shifts toward ESG; Caravelle’s commitment to utilize ocean carbon-neutral co-tech to revolutionize the timber industry is unprecedented. We are committed to assisting Caravelle in its transition from a great private company to a great public company by leveraging our deep understanding in both private and public capital markets.”

Key Transaction Terms

The pro forma enterprise value of the combined company is $527 million including an anticipated $60 million PIPE and up to $58 million of cash held in the trust account of Pacifico, subject to redemptions. These values exclude $350 million of earn-out shares that would be paid in common stock if applicable revenue-based requirements are met in 2023. The transaction, which has been approved by the boards of directors of Caravelle and Pacifico, is subject to approval by the stockholders of Caravelle and Pacifico, respectively, minimum cash requirements, and other customary closing conditions. The proposed business combination contemplates that Caravelle stockholders will roll 100% of their equity into the combined company.

All cash remaining on the combined company’s balance sheet at the closing of the transaction, after the settlement of transaction-related expenses, is expected to be utilized by the combined company for working capital, growth, and other general corporate purposes. The proposed business combination is expected to be completed in the fall of 2022.

A more detailed description of the transaction terms and a copy of the definitive merger agreement will be included in a Current Report on Form 8-K to be filed by Pacifico with the United States Securities and Exchange Commission (the “SEC”). Pacifico or one of its subsidiaries will file a registration statement (which will contain a proxy statement and prospectus) with the SEC in connection with the transaction.

Advisors

Chardan is acting as M&A and capital markets advisor to Pacifico. Jun He Law Offices LLC is acting as legal counsel to Caravelle in the transaction. Loeb & Loeb LLP is acting as legal counsel to Pacifico.

About Caravelle

Caravelle Group Co., Ltd (“Caravelle”) is a world-leading ocean technology firm providing a carbon-neutral solutions to the traditional timber and shipping industries. Boasting a seasoned, entrepreneurial team with extensive experience in the international shipping and timber industry, Caravelle will transform ocean-based shipping with its integration of its traditional shipping services and the newly launched CO-Tech business. For more information, visit: https://www.caravelleglobal.com.

About Pacifico Acquisition Corp.

Pacifico Acquisition Corp (“Pacifico”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Important Information about the Proposed Business Combination and Where to Find It

This press release relates to a proposed transaction between Pacifico and Caravelle. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed business combination, Pacifico, Caravelle and/or a successor entity of the transaction intends to relevant materials with the SEC, including a registration statement on Form F-4 containing a proxy statement/prospectus (the “Registration Statement”) with the SEC. The Registration Statement will include a proxy statement/prospectus to be distributed to holders of Pacifico’s common stock in connection with Pacifico’s solicitation of proxies for the vote by Pacifico’s stockholders with respect to the proposed transaction and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of securities to be issued to Caravelle’s stockholders in connection with the proposed business combination. After the Registration Statement has been filed and declared effective, Pacifico will mail a definitive proxy statement, when available, to its stockholders.

Before making any voting or investment decision, investors and security holders and other interested parties are urged to read the Registration Statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Pacifico, Caravelle and the proposed business combination. Copies of these documents may be obtained free of charge at the SEC’s website at www.sec.gov.

The documents filed by Pacifico with the SEC also may be obtained free of charge upon written request to Pacifico at c/o Pacifico Capital LLC, 521 Fifth Avenue 17th Floor, New York, NY 10175. The documents filed by Caravelle or any successor entity of the transaction with the SEC also may be obtained free of charge upon written request to Caravelle at 60 Paya Lebar Road, #06-17 Paya Lebar Square, Singapore 409051.

Participants in the Solicitation

Pacifico and Caravelle and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Pacifico’s stockholders with respect to the proposed business combination under the rules of the SEC. Securityholders may obtain more detailed information regarding the names, affiliations, and interests of certain of Pacifico’s executive officers and directors in the solicitation by reading Pacifico’s Registration Statement and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. Information about Pacifico’s directors and executive officers and their ownership of Pacifico common stock is set forth in Pacifico’s prospectus related to its initial public offering dated September 13, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of that filing. Other information regarding the interests of Pacifico’s participants in the proxy solicitation, which in some cases, may be different than those of their stockholders generally, will be set forth in the Registration Statement relating to the proposed business combination when it becomes available. These documents can be obtained free of charge at the SEC’s web site at www.sec.gov.

Caravelle and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Pacifico in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the Registration Statement for the proposed business combination.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the parties’ ability to close the proposed business combination and related transactions, the anticipated benefits of the proposed business combination, and the financial condition, results of operations, earnings outlook and prospects of Pacifico and/or the proposed business combination and related transactions and may include statements for the period following the consummation of the proposed business combination and related transactions. In addition, any statements that refer to projections (including EBITDA, adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Pacifico and Caravelle, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including: risks related to Caravelle’s businesses and strategies; the ability to complete the proposed business combination due to the failure to obtain approval from Pacifico’s stockholders or satisfy other closing conditions in the definitive merger agreement; the amount of any redemptions by existing holders of Pacifico’s common stock; the ability to recognize the anticipated benefits of the business combination; other risks and uncertainties included under the header “Risk Factors” in the Registration Statement to be filed by Pacifico, Caravelle and/or a successor entity of the transaction, in the final prospectus of Pacifico for its initial public offering dated September 13, 2021; and in Pacifico’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Caravelle and Pacifico assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Caravelle Pacifico gives any assurance that either Caravelle, Pacifico or the combined company will achieve its expectations.

Contact

For Caravelle Global Co., Ltd:

Guohua Zhang

Chief Executive Officer

60 Paya Lebar Road

#06-17 Paya Lebar Square

Singapore 409051

Email: zgh@caravelleglobal.com.cn

For Pacifico Acquisition Corp.:

Edward Cong Wang

Chief Executive Officer

Pacifico Acquisition Corp.

c/o Pacifico Capital LLC

521 Fifth Avenue 17th Floor

New York, NY 10175
Email: edwardwang@pacificocorp.com

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